Exhibit 10.8

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$240,000	June 18, 2012 Irvine, CA

For value received, Cerebain Biotech Corp., a Nevada corporation (the “Company”), promises to pay to Brad Vroom, an individual, or his assigns (the “Holder”) the principal sum of Two Hundred Forty Thousand Dollars ($240,000).  The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on June 30, 2014 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 7 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 9 hereof.  Interest shall accrue on the outstanding principal amount beginning on July 1, 2012, at the rate of six percent (6%) per annum, compounded annually based on a 365-day year and shall continue on the outstanding principal until paid in full.

1. HISTORY OF THE NOTE.  This Note is a consolidation of the following three notes (collectively, the “Original Notes”);

a.	The Promissory Note entered into by and between the Company and the Holder on or about July 31, 2011 (“First Original Note”), for $60,000.00;

b.	The Convertible Promissory Note entered into by and between the Company and the Holder on or about October 13, 2011 (“Second Original Note”), for $100,000.00;

c.	The Promissory Note entered into by and between the Company and the Holder on or about February 1, 2012 (“Third Original Note”), for $80,000.

With the execution of this Note the Company and the Holder acknowledge and agree that the Original Notes are void and unenforceable.  The Company and Holder hereby acknowledge that as of June 30, 2012, Nine Thousand Five Hundred and Fifty Dollars ($9,550.00) interest has accrued on the Original Notes and is and owing to the Holder.

2. PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

3. CONVERSION.  The Holder of this Note is entitled, at its option and subject to the other terms set forth herein, at any time beginning on the date hereof, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, into shares of the common stock of the Company.  Any amounts the Holder elects to convert will be converted into common stock at a rate of $0.32 per share.  Any conversion shall be effectuated by giving a written notice (“Notice of Conversion”) to the Company on the date of conversion, stating therein the amount of principal and accrued interest due to Holder under this Note being converted.

Notwithstanding the foregoing, the Holder may not convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than nine and nine-tenths percent (9.9%) of the Company’s outstanding common stock.  The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company.

4. CONVERSION PRICE ADJUSTMENTS.                                                                                In the event the Company should at any time after the date hereof do either of the following: i) fix a record date for the effectuation of a split or subdivision of the outstanding common stock of the Company, or ii) grant the holders of the Company’s common stock a dividend or other distribution payable in additional shares of common stock or other securities or rights convertible into additional shares of common stock without the payment of any consideration by such holder for the additional shares of common stock (a “Stock Adjustment”), then, as of the record date (or the date of the Stock Adjustment if no record date is fixed), the conversion price of this Note shall be appropriately adjusted so that the number of shares of common stock issuable upon conversion of this Note is adjusted in proportion to such change in the number of outstanding shares in order to insure such Stock Adjustment does not decrease the conversion value of this Note.

5. TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld.

6. PIGGYBACK REGISTRATION RIGHTS.  The Company hereby represents and warrants that if the Company at any time proposes to register any of its securities under the Act, including under an S-1 Registration Statement or otherwise, it will at such time give written notice to the Purchaser of its intention so to do.  Upon the written request of Purchaser given within ten (10) days after receipt of any such notice, the Company will use its best efforts to cause shares of its common stock underlying the conversion of this Note to be registered under the Act (with the securities which the Company at the time propose to register).  All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

7. DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, when due, of any principal or interest pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 7(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) business days after notice to cure such breach;

(c)           The breach of any covenant or undertaking, not otherwise provided for in this Section 7;

(d)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

8. REPRESENTATIONS AND WARRANTIES OF HOLDER.  The Holder hereby represents and warrants to the Company that:

(a) the Holder is an “accredited investor” within the meaning of Rule 501(a)(1)-(4),(7) and/or (8) under the Securities Act and the securities to be acquired by him upon conversion of the Note (the “Securities”) will be acquired for his own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Holder’s property shall at all times be and remain within its control;

(b) this Note has been duly executed and delivered by the Holder;

(c) the execution and delivery by the Holder of this Note does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Holder;

(d) such Holder understands that this Note and the common stock underlying any conversion of this Note have not been registered under the Securities Act, or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the securities is to be effected and the securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Rule 504 of Regulation D as promulgated by the Commission under the Act, and under any applicable state blue sky authority.  The Holder understands that the Company is relying in part on the Holder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder’s representations, the Holder has in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event.  The Holder has no such present intention;

(e) this Agreement constitutes a valid and binding agreement of the Holder enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

(f) the Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Holder is capable of bearing the economic risks of such investment;

(g) the Holder is knowledgeable, sophisticated and experienced in business and financial matters; the Holder has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Holder has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Holder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and the risks of investing in the Notes; and the Holder has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Holder concerning the Company.  The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Holder’s ability to rely thereon.

9. NOTICES.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:	Cerebain Biotech Corp. 92 Corporate Park, C-141 Irvine, CA 92606 Attn: Gerald A. DeCiccio, President Facsimile No.:

with a copy to:	The Lebrecht Group, APLC 9900 Research Dr. Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile No.: (949) 635-1244

If to Holder:	Facsimile No.:

 or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

10. GOVERNING LAW; VENUE.  The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, and to be performed entirely within the State of California.  The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

11. ATTORNEY’S FEES.  In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

12. CONFORMITY WITH LAW.  It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

13. MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

IN WITNESS WHEREOF, Company has executed this Convertible Promissory Note as of the date first written above.

“Company”

Cerebain Biotech Corp.,
a Nevada corporation

/s/ Gerald A. DeCiccio
By: Gerald A. DeCiccio
Its: President

Acknowledged:

/s/ Brad Vroom
Brad Vroom